UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): July 27, 2006

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 27, 2006, Healthaxis Inc. (the “Company”) executed a Renewal Promissory Note (the “Renewal Note”) dated as of July 31, 2006 in the principal amount of $1,645,556 made payable to HealthMarkets Inc., f/k/a UICI, which Renewal Note is in renewal, modification and extension of the terms of a Promissory Note dated September 30, 2003 executed by the Company and made payable to UICI in the original principal amount of $3,400,000 (the “Original Note”). The Renewal Note will mature on February 1, 2008, as compared to the Original Note’s maturity date of September 30, 2006. Like the Original Note, the Renewal Note bears interest prior to maturity at the rate of six percent (6%) per annum and provides for monthly payments equal to the greater of $65,000 or one-half of the monthly invoice amount for data capture services provided by the Company to Mega Life and Health Insurance Company, a subsidiary of HealthMarkets (“Mega”). The current term of the services agreement between the Company and Mega will expire on January 31, 2007. The Renewal Note also requires that the Company make a payment to HealthMarkets of $500,000 on or before August 31, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Renewal Promissory Note of the Company dated as of July 31, 2006 payable to HealthMarkets Inc., f/k/a UICI

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Renewal Promissory Note of the Company dated as of July 31, 2006 payable to HealthMarkets Inc., f/k/a UICI